Exhibit 10.6.13

Amended and Restated as of December 31, 2014

Harmony Merger Corp.

777 Third Avenue, 37th Floor

New York, New York 10017

Gentlemen:

This letter agreement amends and restates the letter agreement (the “Original Agreement”) dated November 26, 2014 among Harmony Merger Corp. (the “Corporation”), the undersigned and Graubard Miller (“GM”), counsel to the Corporation, in its entirety and the Original Agreement shall be deemed to have been superseded and replaced in their entirety by this letter agreement.

The Corporation, a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

The undersigned previously purchased an aggregate of 231,000 shares (“Insider Shares”) of common stock of the Corporation, par value $.0001 per share (“Common Stock”), of the Corporation at approximately $0.0087 per Insider Share, for an aggregate purchase price of $2,008.70. The undersigned hereby agrees to sell to Eric S. Rosenfeld 16,000 Insider Shares for aggregate consideration of $232.57. In addition, the undersigned acknowledges and agrees that if the underwriters in the IPO determine the size of the offering should be increased or decreased, the undersigned will either receive a dividend on its Insider Shares or contribute a portion of the Insider Shares back to capital, as applicable, in order to maintain the aggregate ownership of the Corporation’s initial stockholders at a certain percentage of the number of shares to be sold in the IPO. Any decrease in the size of the offering will affect all holders of Insider Shares on a pro-rata basis, except to the extent necessary to maintain the undersigned’s ratio of two (2) Insider Shares for every one (1) Insider Unit purchased. Any increase in the size of the offering will affect all of the holders of Insider Shares on a pro-rata basis, such that any share dividend may result in the undersigned receiving more than two Insider Shares for every one Insider Unit purchased.

The undersigned commits to purchase an aggregate of 95,000 units of the Corporation (“Insider Units”), each Insider Unit consisting of one share of Common Stock and one warrant (“Warrant”) to purchase, in the five years following a Business Combination, three-fourths (3/4) of one share of Common Stock for $11.50 per whole share, for an aggregate purchase price of $950,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO exercise their over-allotment option in full or part, the undersigned further commits to purchase up to an additional 12,500 Insider Units at $10.00 per Insider Unit for an aggregate purchase price of $125,000 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). Pursuant to the Original Agreement, the undersigned has caused $1,208,330 (the “Original Purchase Price”) to be delivered to GM, to hold in an interest bearing account until the Corporation consummates the IPO and over-allotment option, if any, together with an originally executed Form W-9, W-8BEN or W-81MY, as applicable. Within 10 days of the date hereof, the Corporation shall cause GM to return to the undersigned the excess of the Original Purchase Price over the Purchase Price.

If the underwriter determines that fewer Insider Units must be purchased in order to consummate the IPO based on market conditions at that time, such reduction in Insider Unit purchases shall be done on a pro-rata basis, which may result in the undersigned receiving more than two Insider Shares for every one Insider Unit purchased.

The consummation of the purchase and issuance of the Insider Units shall occur simultaneously with the consummation of the IPO and over-allotment option, as applicable. Simultaneously with the consummation of the IPO, GM shall (i) deposit the Initial Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”) and (ii) deliver all interest earned on the Initial Purchase Price to the undersigned. Simultaneously with the consummation of all or any part of the over-allotment option, GM shall (i) deposit the pro-rata portion of the Over-Allotment Purchase Price, based upon the amount of the over-allotment option that has been exercised, without interest or deduction, into the Trust Fund and (ii) deliver all interest then earned on the Over-Allotment Purchase Price to the undersigned. Upon expiration of the over-allotment option, GM shall return any unused portion of the Over-Allotment Purchase Price to the undersigned, together with any remaining interest earned on the Over-Allotment Purchase Price. If the Corporation does not complete the IPO on or before December 23, 2014 (subject to a six (6) month extension at the Corporation’s option in its sole discretion), the Purchase Price (plus interest earned thereon) will be returned to the undersigned.

Each of the Corporation and the undersigned acknowledges and agrees that GM is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Insider Units and GM’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Insider Units as described above. GM shall not be liable to the Corporation or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless GM has acted in a manner constituting gross negligence or willful misconduct. The Corporation shall indemnify GM against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. GM may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Notwithstanding anything to the contrary contained herein, GM agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

The Corporation has not entered into, and will not enter into, without the prior consent of 2/3 in value of the Insider Units held by the Sponsor Group (defined below), prior to the consummation of a Business Combination, any letter or similar agreement with any other investor or prospective investor in the Corporation (each, a “New Investor”) that has the direct or indirect effect of establishing terms, rights, or benefits for such New Investor (or any affiliate or associate thereof) in a manner more favorable to such New Investor than the terms, rights, and benefits established in favor of the undersigned (a “More Favorable Arrangement”). If the Corporation receives approval from the Sponsor Group as described in the immediately preceding sentence, it will offer the undersigned and the other members of the Sponsor Group the right to assume all, or participate in part, of the obligations pursuant to such More Favorable Arrangement, pro rata with the other members of the Sponsor Group, on the same terms as it offers such New Investor. If the undersigned does not indicate its intention to assume all, or participate in part, of the obligations of such More Favorable Arrangement within three business days, the Corporation shall be free to offer such More Favorable Arrangement to any New Investor it wishes.

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The Corporation shall not, without the prior written consent of the undersigned, use in any advertising, publicity, marketing materials, other similar communication to third parties, or in any other public use, as such, the names, brands or trademarks of the undersigned or any of its affiliates, officers, directors and employees, provided that the name of the holder of Insider Shares and Insider Units may be used in any prospectus or other regulatory filing in connection with the IPO.

In accordance with the guidelines of Rule 10b5-1 of the Securities Exchange Act, Eric Rosenfeld (“Rosenfeld”) shall place limit orders for an aggregate of no less than $500,000 of the Corporation’s common stock (the “Market-Purchased Shares”) commencing on the later of (1) two business days after the Corporation files a Form 8-K disclosing all material information relating to its initial Business Combination, and (2) 60 days after the termination of the “restricted period” in connection with the Corporation’s Initial Public Offering under Regulation M of the Securities Exchange Act, and ending on the record date for the shareholder meeting at which such initial Business Combination is to be approved (“Buyback Period”). These limit orders will require Mr. Rosenfeld to purchase any of the Corporation’s shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per-share amount held in the Trust Fund as reported in such Form 8-K, until the earlier of (1) the expiration of the Buyback Period or (2) the date such purchases reach $500,000 in total. The Corporation commits that the Buyback Period that begins as a result of the occurrence of the event described in (1) above, shall be not less than twenty (20) business days. It is intended that the purchases will satisfy the conditions of Rule 10b-18(b) under the Securities Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M under the Securities Exchange Act, which may prohibit or limit purchases pursuant to the limit order agreement in certain circumstances.

Rosenfeld agrees that the Market-Purchased Shares shall not be transferable until (A) the earlier of one year after the completion of a Business Combination and the date on which the closing price of the Common Stock exceeds $12.50 for any 20 trading days within a 30-trading day period following the completion of a Business Combination with respect to 50% of the Market-Purchased Shares and (B) one year after the completion of a Business Combination with respect to the remaining 50% of the Market-Purchased Shares, and may only be transferred during this time period (i) amongst the initial purchasers of the Insider Shares, to the Corporation’s officers, directors and employees, to a holder’s affiliates, or to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death or (iv) pursuant to a qualified domestic relations order, in each case where the transferee agrees to foregoing transfer restrictions. Rosenfeld shall not convert the Market-Purchased Shares for cash held in the Corporation’s trust account in connection with any Business Combination. Notwithstanding anything to the contrary contained herein, if the Corporation is unable to consummate a Business Combination, Rosenfeld shall be entitled to liquidation proceeds with respect to the Market-Purchased Shares.

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The Insider Shares will be identical to the shares of Common Stock included in the units to be sold by the Corporation in the IPO, and the Insider Units will be identical to the units to be sold by the Corporation in the IPO, except that:

●	up to 25,000 of the Insider Shares will be subject to forfeiture to the extent that the underwriters do not exercise their over-allotment option in the IPO in full, except in the event the forfeiture would result in a reduction in the undersigned’s ratio of Insider Shares to Insider Units, in which case a lesser number of Insider Shares will be subject to forfeiture;

●	the undersigned agrees to vote the Insider Shares and shares of Common Stock included in the Insider Units in favor of any proposed Business Combination;

●	all Insider Shares (including those held by other Holders (as defined below) will be placed in escrow, subject to the terms of an escrow agreement reasonably acceptable to the undersigned, and will not be released (subject to certain exceptions) until (A) the earlier of one year after the completion of a Business Combination and the date on which the closing price of the Common Stock exceeds $12.50 for any 20 trading days within a 30-trading day period following the completion of a Business Combination with respect to 50% of the Insider Shares and (B) one year after the completion of a Business Combination with respect to the remaining 50% of the Insider Shares, and may only be transferred during this time period (i) amongst the initial purchasers of the Insider Shares, to the Corporation’s officers, directors and employees, to a holder’s affiliates, or to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Insider Shares were originally purchased or (vi) to the Corporation for cancellation in connection with the consummation of a Business Combination, in each case (except for clause (vi)) where the transferee agrees to the terms of the escrow agreement and the voting requirements set forth above);

●	all Insider Units and underlying securities (including Insider Units and underlying securities held by other Holders) will not be transferable (except (i) amongst the initial purchasers of the Insider Shares, to the Corporation’s officers, directors and employees, to a holder’s affiliates, or to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Insider Units were originally purchased or (vi) to the Corporation for cancellation in connection with the consummation of a Business Combination, in each case (except for clause (vi)) where the transferee agrees to the terms of the transfer restrictions) until after the completion of a Business Combination;

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●	the Insider Shares and Insider Units will be subject to customary registration rights, which shall be described in the Registration Statement;

●	the undersigned will not participate in any liquidation distribution with respect to the Insider Shares or Insider Units (but will participate in liquidation distributions with respect to any units or shares of Common Stock purchased by the undersigned in the IPO or in the open market) if the Corporation fails to consummate a Business Combination; and

●	the Insider Shares and Insider Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The Company also agrees that so long as the Warrants included in the Private Units continue to be held by the undersigned or its permitted transferees, the Company will not redeem such Warrants and will permit the undersigned or its permitted transferees to exercise such Warrants on a cashless basis by surrendering such Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “Fair Market Value” by (y) the Fair Market Value; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is higher than the exercise price. Solely for purposes of this agreement, the “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the day prior to the Company’s receipt of the applicable exercise notice. Additionally, because the Warrants included in the Private Units are being issued in a private transaction, they may be exercisable by the undersigned or its permitted transferees for unregistered ordinary shares even if the prospectus relating to the ordinary shares issuable upon exercise of the Warrants is not current and effective.

Each of the undersigned and the Corporation acknowledges and agrees that, in order to consummate any Business Combination, the holders of Insider Shares or Insider Units (“Holders”) may be required to contribute back to the capital of the Corporation a portion of any such securities for cancellation and that such contributions will occur as follows:

●	first, all Holders other than DKU 2013 LLC, The K2 Principal Fund L.P., NPIC Limited, Covalent Capital Partners Master Fund, L.P., Jeff Hastings, and Leonard Schlemm (collectively, the “Sponsor Group”), until all Holders have the same ratio of Insider Shares to Insider Units; and

●	second, all Holders including the members of the Sponsor Group, pro rata based on the number of Insider Shares or Insider Units, as applicable, held by each Holder after giving effect to (i) above, such that in all cases the ratio of Insider Shares to Insider Units is equal.

Notwithstanding anything to the contrary contained herein, the undersigned’s liability arising out of or related to this letter agreement shall not exceed the Purchase Price.

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The undersigned acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter, (ii) an escrow agreement and (iii) a registration rights agreement.

The undersigned hereby represents and warrants that, as applicable:

(a)	it has been advised that the Insider Shares and Insider Units have not been registered under the Securities Act;

(b)	it is acquiring the Insider Shares and Insider Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Insider Shares and Insider Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder; and

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Corporation.

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes its respective legal, valid and binding obligation, and is enforceable against it.

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Very truly yours,

NPIC Limited, by its investment advisor, Polar Securities Inc.

		By:	/s/ Greg Lemaich
Name: Greg Lemaich
Title:VP Legal

Accepted and Agreed:

Harmony Merger Corp.

By:	/s/ Eric S. Rosenfeld
Name: Eric S. Rosenfeld
Title: Chief Executive Officer

/s/ Eric S. Rosenfeld
Eric S. Rosenfeld

Graubard Miller
(solely with respect to its obligations to hold and disburse monies for the Insider Units)

By:	/s/ Jeffrey M. Gallant
Name: Jeffrey M. Gallant
Title: Partner

Signature page to Financial Sponsor Commitment Letter